EX.99.h.x.

FIRST AMENDMENT TO

EXPENSE LIMITATION AGREEMENT

FOR

FQF TRUST

THIS AMENDMENT to the Expense Limitation Agreement dated July 27, 2018, is made as of the 6th day of December 2018, between FQF Trust, a Delaware statutory trust (“Trust”), and FFCM LLC, a Delaware limited liability company (“Adviser”).

WHEREAS, the Trust, on behalf of AGFiQ U.S. Market Neutral Anti-Beta Fund and AGFiQ Hedged Dividend Income Fund, each a series of the Trust (each, a “Fund” and, collectively, the “Funds”), and the Adviser are parties to an Expense Limitation Agreement made as of July 27, 2018 (the “Agreement”); and

WHEREAS, the parties hereby wish to amend Schedule A to the Agreement to reflect a reduction in the expense limitation schedule for the Funds.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties hereto as follows:

1.       Appendix A to the Agreement is revised effective as of December 6, 2018 to provide as follows:

SCHEDULE A

Fund	Limitation Period	Expense Limitation
AGFiQ U.S. Market Neutral Momentum Fund	through November 1, 2019	0.75%
AGFiQ U.S. Market Neutral Value Fund	through November 1, 2019	0.75%
AGFiQ U.S. Market Neutral Size Fund	through November 1, 2019	0.75%
AGFiQ U.S. Market Neutral Anti-Beta Fund	through November 1, 2019	0.45%
AGFiQ Hedged Dividend Income Fund	through November 1, 2019	0.45%
AGFiQ Equal Weighted Value Factor Fund	through November 1, 2019	0.65%
AGFiQ Equal Weighted Low Beta Factor Fund	through November 1, 2019	0.65%
AGFiQ Equal Weighted High Momentum Factor Fund	through November 1, 2019	0.65%

2.       Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the 6th day of December 2018.

FQF TRUST

By:	/s/ William H. DeRoche
William DeRoche
President

FFCM, LLC

By:	/s/ Adrian Basaraba
Adrian Basaraba
Director

By:	/s/ Judy Goldring
Judy Goldring
Director